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                                  EXHIBIT 4.26


                           NHANCEMENT TECHNOLOGIES, INC.
                                6663 Owens Drive
                              Pleasanton, CA 94588
                                 (925) 251-3300

                                  June 15, 2000

1.  AMRO International, S.A.                     5.  Allen Jacobson
    C/o Ultra Finance                                30050 MN World Trade Center
    Grossmunster Platz 26                            30 E, 7th Street
    Zurich CH 8022                                   Saint Paul, MN 55101
    Switzerland
                                                 6.  Wayne Saker
2.  Deephaven Private Placement Trading Ltd          55 Shaw Road
    130 Cheshire Lane, Suite 102                     Chestnut Hill
    Minnetonka                                       MA 02147
    MN 55305
                                                 7.  Lucian T. Baldwin
3.  Celeste Trust Reg                                175 Sheridan Road
    C/o Trevisa-Trevland-Anstalt                     Winnetka
    Landstrasse 8                                    IL 60093
    Furstentums 9496
    Balzers, Lichstenstein                       8.  Bartlett Hackley
                                                     113, 35th Place, Unit B
4.  Esquire Trade & Finance Inc.                     Manhattan Beach
    P.O. Box 2154                                    CA 90266
    Baar, CH-6342
    Switzerland

RE: AMENDMENT TO EXHIBIT A (8% CONVERTIBLE DEBENTURE) OF THE CONVERTIBLE DEBENTURE PURCHASE AGREEMENT DATED MAY 19, 2000.

Gentlemen:

Reference is made to Exhibit A, the form of 8% Convertible Debenture (the "Debenture"), of that certain Convertible Debenture Purchase Agreement (the "Purchase Agreement"), dated May 19, 2000, between NHancement Technologies Inc., (the "Company") and the Investors signatory hereto (each an "Investor" and together the "Investors"). Provision 3 of the Debenture, as currently constituted, provides that the Holder of the Debenture is entitled, at its option, to convert at any time commencing on the date hereof, the principal amount of this Debenture or any portion thereof, into shares of Common Stock of the Company ("Conversion Shares") at a conversion price for each share of Common Stock ("Conversion Price") equal to the lesser of $17.35 (subject to adjustment for stock splits and the like) or (ii) 91% of the average of the three


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(3) lowest closing bid prices during the ten (10) Trading Days immediately preceding the Conversion Date; PROVIDED, HOWEVER, the Conversion Price shall not be less than $10.00 (adjusted for stock splits and the like). The Company and the Purchaser hereby agree to revise said provisions from the Purchase Agreement.

In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to restate the following provision of the Debenture as follows:

                  Provision 3. The Holder of this Debenture is entitled, at its option, to convert at any time commencing on the date hereof, the principal amount of this Debenture or any portion thereof, into shares of Common Stock of the Company ("Conversion Shares") at a conversion price for each share of Common Stock ("Conversion Price") equal to the lesser of $13.00 (subject to adjustment for stock splits and the like) or (ii) 91% of the average of the three (3) lowest closing bid prices during the ten (10) Trading Days immediately preceding the Conversion Date; PROVIDED, HOWEVER, the Conversion Price shall not be less than $8.00 (adjusted for stock splits and the like).

Except as specifically amended by the terms of this letter, the Purchase Agreement and the Debenture shall remain unmodified and in full force and effect, and shall not be in any way changed, modified or superseded by the terms set forth herein. All terms used but not defined in this letter shall have the meanings set forth in the Purchase Agreement.

This letter may be executed in any numbers of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign in the same counterpart. Execution may be made by delivery by facsimile.


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If the foregoing correctly sets forth our understanding and agreement, please so indicate by signing where indicated below.

                                                NHANCEMENT  TECHNOLOGIES INC.



                                                By: _________________________
                                                Name:
                                                Title:



ACCEPTED AND AGREED TO:


AMRO INTERNATIONAL, S.A.


By: ____________________________________
    H.U. Bachofen, Director


DEEPHAVEN PRIVATE PLACEMENT TRADING LTD.


By: ____________________________________
    Name:
    Title:


CELESTE TRUST REG


By: ____________________________________
    Thomas Hackl, Authorized Signatory


ESQUIRE TRADE & FINANCE INC.


By: ____________________________________
    Name:
    Title:


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    (NHan Amendment to Debenture Agreement)



    _______________________________________
    Allen Jacobson



    _______________________________________
    Wayne Saker



    _______________________________________
    Lucian T. Baldwin



    _______________________________________
    Bartlett Hackley


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